CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               September 12, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                           Axiom pharmaceuticals, inc.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-36522                75-2853946
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)
                            US Representative Office
                        4695 Macarthur Court, 11th Floor
                         Newport Beach, California 92660
               (Address of principal executive offices (zip code))

                                 (310) 301-7728
                              (310) 301-7748 (fax)
              (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS

Axiom Pharmaceuticals, Inc. (the "Company") completed an equity financing of $3,500,000 on September 12, 2003. Net proceeds from the offering, after estimated costs and expenses, including fees of the placement agent, are approximately $3,150,000. The Company issued 1,750,000 shares of its Series A Preferred Stock, $.001 par value per share, at a price per share of $2.00 and
1,750,000 Common Stock Purchase Warrants (the "Warrants"), each of which entitles the holder to purchase one share of the Company's common stock, $.001 par value, for a period of five years from the date of issuance at a price of $3.00 per share. Each share of Series A Preferred Stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. In addition to its fees and expenses, the placement agent, or its assigns, received a five-year warrant to purchase up to 175,000 units (the "Units"), each Unit consisting of 1 share of Series A Preferred Stock and 1 Warrant at an exercise price of $2.00 per Unit.

The financing disclosed herein represents the second tranche of financing in a private offering that the Company has now closed. Previously, on August 21, 2003, the Company accepted $2,000,000, the net proceeds of which were approximately $1,700,000. As a result of the closing disclosed herein, the Company has now accepted an aggregate of $5,500,000 from two accredited investors and has received net proceeds of approximately $4,850,000. The Company is obligated to file a registration statement within 45 days of the closing of the first tranche of financing covering the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c) EXHIBITS

         10.1 Form of Securities Purchase Agreement, dated as of September 12, 2003, by and between the Company and each of the Purchasers thereto.
         10.2 Form of Registration Rights Agreement, dated as of September 12, 2003, by and between the Company and each of the Purchasers thereto.
         10.3     Form of Common Stock  Purchase  Warrant  dated  September  12,
                  2003.
         10.4     Form of Common Stock  Purchase  Warrant  dated  September  12,
                  2003.
         10.5 Form of Certificate of Designation of Rights and Preferences of Preferred Stock.*
         * Incorporated herein by reference to Exhibit 10.4 of the Company's Current Report Dated August 21, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


AXIOM PHARMACEUTICALS, INC.

By:  /s/  Lan Hao
     ---------------------------
         Lan Hao
         Chief Financial Officer